SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                   FORM 8-K/A
                                (Amendment No. 1)
                             Current Report Pursuant
                         To Section 13 or 15 (D) of the
                         Securities Exchange Act of 1934
                                   ----------

       Date of Report (Date of Earliest Event Reported): October 21, 2002


                         Commission File Number 1-10153


                               HOMEFED CORPORATION
             (Exact name of registrant as specified in its Charter)


    Delaware                                              33-0304982
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification Number)


     1903 Wright Place, Suite 220, Carlsbad, California         92008
           (Address of principal executive offices)           (Zip Code)



                                 (760) 918-8200
              (Registrant's telephone number, including area code)



                                       N/A
              (Former name, former address and former fiscal year, if changed since last report)

                             ----------------------

Item 2. Acquisition or Disposition of Assets.

        As more fully described in HomeFed Corporation's (the "Company") Form 8-K dated October 21, 2002, on that date the Company acquired 100% of the common stock of CDS Holding Corporation ("CDS") for aggregate consideration of $25,000,000 (the "Acquisition"). The purchase price consisted of $1,000,000 in cash and 24,742,268 newly issued shares of the Company's common stock, which represents approximately 30.3% of the newly outstanding HomeFed common stock. This Form 8-K/A amends the aforementioned Form 8-K by including the financial statements and exhibits set forth under Item 7.

Item 7. Financial Statements and Exhibits.

        (a) Financial statements of business acquired:

           (1)  Audited   consolidated   financial  statements  of  CDS  Holding
                Corporation for the year ended December 31, 2001 described below

                    o    Report of Independent Accountants
                    o    Consolidated Balance Sheets as of December 31, 2001 and
                         2000
                    o Statements of Consolidated Operations for the years ended December 31, 2001, 2000 and 1999
                    o Statements of Consolidated Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999
                    o Statements of Consolidated Cash Flows for the years ended December 31, 2001, 2000 and 1999
                    o    Notes to Consolidated Financial Statements

           (2) Unaudited consolidated financial statements of CDS Holding Corporation for the nine months ended September 30, 2002 and 2001 described below

                    o    Consolidated Balance Sheet as of September 30, 2002

                    o Statements of Consolidated Income for the nine months ended September 30, 2002 and 2001

                    o Statements of Consolidated Cash Flows for the nine months ended September 30, 2002 and 2001

        (b) Pro forma financial information:

        The  accompanying   unaudited  pro  forma  consolidated   balance  sheet
information as of September 30, 2002 assumes the Acquisition occurred on September 30, 2002. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 are presented to reflect the Acquisition as if it had occurred on January 1, 2001. Certain of the pro forma adjustments reflect a preliminary allocation of the purchase price and necessarily involve certain significant estimates. Except for the carrying amount of the deferred income tax asset, the final allocation of the purchase price is not expected to be materially different than is reflected herein. The Company has not finalized its determination of the realizablility of the deferred tax asset and, as such, the valuation allowance with respect to that asset may change from the amounts presented herein.

        The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2001 and its Quarterly Report on Form 10-Q for the period ended September 30, 2002 and the historical consolidated financial statements and notes thereto of CDS, which are referenced in Item 7 hereof and included in this Report. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transactions occurred as described in the preceding paragraph, nor do they purport to represent results of future operations.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of CDS Holding Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows, present fairly, in all material respects, the financial position of CDS Holding Corporation and Subsidiaries (the "Company") as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP
New York, New York
December 13, 2002

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2001 and 2000
(Dollars in thousands, except par value)


                                                                                           2001              2000
                                                                                           ----              -----

ASSETS
Land and real estate held for development and sale                                      $   57,774        $   81,702
Cash                                                                                         2,006                95
Investments                                                                                    275               275
Deposits and other assets                                                                      504             5,387
Property, equipment and leasehold improvements                                               2,391               649
Deferred income taxes                                                                        9,349            12,325
                                                                                        ----------        ----------

TOTAL                                                                                   $   72,299        $  100,433
                                                                                        ==========        ==========

LIABILITIES
Notes payable to trust deed holders                                                     $   13,182        $   14,167
Deferred revenue                                                                            13,513            10,578
Income taxes payable                                                                         1,560             7,627
Other liabilities                                                                            6,688             5,072
Accounts payable and accrued liabilities                                                     2,092             9,645
                                                                                        ----------        ----------

      Total liabilities                                                                     37,035            47,089
                                                                                        ----------        ----------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                                            2,337             --
                                                                                        ----------        ----------

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 1,000 shares authorized and outstanding                        --                --
Additional paid-in capital                                                                  32,927            53,344
Retained earnings                                                                            --                --
                                                                                        ----------        ----------

      Total stockholders' equity                                                            32,927            53,344
                                                                                        ----------        ----------

TOTAL                                                                                   $   72,299        $  100,433
                                                                                        ==========        ==========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
For the years ended December 31, 2001, 2000 and 1999
(In thousands)





                                                                           2001            2000              1999
                                                                           ----            ----              ----
REVENUES
Sales of real estate                                                    $ 80,721           $ 60,783         $   --
                                                                        --------           --------         --------

EXPENSES
Cost of sales                                                             57,663             36,658             --
General and administrative expenses                                        3,178              2,996              707
                                                                        --------           --------         --------
                                                                          60,841             39,654              707
                                                                        --------           --------         --------

Income (loss) from operations                                             19,880             21,129             (707)

Other income, net                                                            949                743              442
                                                                        --------           --------         --------

Income (loss) before income taxes and minority interest                   20,829             21,872             (265)
                                                                        --------           --------         --------
Income tax (provision) credit:
   Current                                                                (4,315)            (5,021)              92
   Deferred                                                               (2,976)            (2,635)            --
                                                                        --------           --------         --------

                                                                          (7,291)            (7,656)              92
                                                                        --------           --------         --------

Income (loss) before minority interest                                    13,538             14,216             (173)
Minority interest                                                         (2,337)              --               --
                                                                        --------           --------         --------

Net income (loss)                                                       $ 11,201           $ 14,216         $   (173)
                                                                        ========           ========         ========







              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
For the years ended December 31, 2001, 2000 and 1999
(In thousands)




                                                           Common
                                                           Stock       Additional       Retained            Total
                                                           $.01 Par      Paid-In        Earnings        Stockholders'
                                                           Value         Capital        (Deficit)          Equity
                                                           -----         -------        ---------          ------


Balance, January 1, 1999                                 $   --          $ 28,093        $  8,319        $ 36,412
   Capital contributions                                                   26,250                          26,250
   Distribution under tax sharing agreement                                (2,303)                         (2,303)
   Net loss                                                                                  (173)           (173)
                                                         --------        --------        --------        --------

Balance, December 31, 1999                                  --             52,040           8,146          60,186
   Distribution to Leucadia National Corporation                             (638)        (22,362)        (23,000)
   Adjustment to capital for tax sharing agreement                          1,942                           1,942
   Net income                                                                              14,216          14,216
                                                         --------        --------        --------        --------

Balance, December 31, 2000                                  --             53,344            --            53,344
   Distribution to Leucadia National Corporation                          (22,347)        (11,201)        (33,548)
   Adjustment to capital for tax sharing agreement                          1,930                           1,930
   Net income                                                                              11,201          11,201
                                                         --------        --------        --------        --------

Balance, December 31, 2001                               $  --           $ 32,927        $   --          $ 32,927
                                                         ========        ========        ========        ========







              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2001, 2000 and 1999
(In thousands)



                                                                                          2001             2000              1999
                                                                                          ----             ----              ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                      $ 11,201          $ 14,216          $   (173)
Adjustments to reconcile net income (loss) to net cash provided by (used for)
  operating activities:
   Minority interest                                                                      2,337              --                --
   Provision for deferred income taxes                                                    2,976             2,635              --
   Deferred revenue                                                                       2,935            10,578              --
   Depreciation of property, equipment and leasehold improvements                           634               137               108
   Changes in operating assets and liabilities:
     Land and real estate held for development and sale                                  24,573           (11,408)          (26,312)
     Deposits and other assets                                                            4,883            (5,156)              883
     Income taxes payable                                                                (4,137)            5,021               (92)
     Other liabilities                                                                    1,616              (527)            5,599
     Accounts payable and accrued liabilities                                            (7,553)            4,785             1,341
                                                                                       --------          --------          --------
          Net cash provided by (used for) operating activities                           39,465            20,281           (18,646)
                                                                                       --------          --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, equipment and leasehold improvements                                           (2,376)              (61)             (722)
Increase (decrease) in investments                                                         --                 557              (559)
                                                                                       --------          --------          --------
        Net cash provided by (used for) investing activities                             (2,376)              496            (1,281)
                                                                                       --------          --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions from Leucadia National Corporation                                   --                --              26,250
Distributions to Leucadia National Corporation                                          (33,548)          (23,000)             --
Payments to trust deed note holders                                                      (1,630)              (16)           (4,075)
                                                                                       --------          --------          --------
         Net cash provided by (used for) financing activities                           (35,178)          (23,016)           22,175
                                                                                       --------          --------          --------

NET INCREASE (DECREASE) IN CASH                                                           1,911            (2,239)            2,248

CASH, BEGINNING OF PERIOD                                                                    95             2,334                86
                                                                                       --------          --------          --------
CASH, END OF PERIOD                                                                    $  2,006          $     95          $  2,334
                                                                                       ========          ========          ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest (net of amounts capitalized)                                    $   --            $   --            $   --
                                                                                       ========          ========          ========
Cash paid for income taxes                                                             $  8,452          $   --            $   --
                                                                                       ========          ========          ========



              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS Holding Corporation and Subsidiaries
Notes to Consolidated Financial Statements


1. Nature of Operations:

The Company, through its majority-owned subsidiaries, owns certain real property in the City of San Marcos, in San Diego County, California. This land is being developed as a master-planned community known as San Elijo Hills, which will consist of approximately 3,400 homes and apartments as well as commercial properties when it is completed over the next seven years. In this project, the Company converts the raw land into building lots that are sold to homebuilders in phases. Under a development management agreement, HomeFed Corporation ("HomeFed"), a third party, is responsible for the overall management of San Elijo Hills. As of December 31, 2001, land for approximately 1,220 dwelling units has been sold and land for approximately 2,180 dwelling units and all of the commercial property remains to be developed and sold.

The Company's business, real estate development, is highly competitive, and there are numerous residential real estate developers and development projects operating in the same geographic area in which the Company operates. In addition, the residential real estate development industry is subject to increasing environmental, building, zoning and real estate regulations that are imposed by various federal, state and local authorities. Timing of the initiation and completion of development projects depends upon receipt of necessary authorizations and approvals. Furthermore, changes in prevailing local circumstances or applicable laws may require additional approvals, or modifications of approvals previously obtained. Delays could adversely affect the Company's ability to complete its projects, significantly increase the costs of doing so or drive potential customers to purchase from competitors.
Environmental laws may cause the Company to incur substantial compliance, mitigation and other costs, may restrict or prohibit development in certain areas and may delay completion of the Company's development projects. Delays arising from compliance with environmental laws and regulations could adversely affect the Company's ability to complete its projects, significantly increase the costs of doing so or cause potential customers to purchase competitors' products. The Company's business may also be adversely affected by inflation and is interest-rate sensitive.

The Company is a wholly-owned subsidiary of Leucadia National Corporation ("Leucadia"). The Company's only source of funds has been distributions from its subsidiaries and equity contributions from Leucadia.

2. Significant Accounting Policies:

Accounting Policies and Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Revenue Recognition: Revenue from the sale of real estate is recognized when title passes. Income from these sales is recognized using the percentage of completion method of accounting.

Real Estate Held for Development and Sale: Real estate held for development and sale, which consists of San Elijo Hills, is carried at the lower of cost or fair value less costs to sell. The cost of this real estate includes all expenditures incurred in connection with its acquisition, development and construction, including interest and property taxes. Management periodically assesses the recoverability of its real estate by comparing the carrying amount of the investments with their fair value less costs to sell. The process involved in the determination of fair value requires estimates as to future events and market conditions. This estimation process assumes the Company has the ability to complete development and dispose of its real estate properties in the ordinary course of business based on management's present plans and intentions.

Consolidation Policy: The consolidated financial statements include the accounts of the Company and all majority-owned and controlled entities. All significant intercompany transactions and balances are eliminated in consolidation.

Property, Equipment and Leasehold Improvements: Property and equipment, which consists of furniture and fixtures, automobiles and equipment, is depreciated using the straight-line method over the estimated useful lives of 5 years. In addition, property and equipment includes a building related to the project that is being depreciated as revenue related to the project is being recognized. Leasehold improvements are amortized over the lesser of the lease term or the lives of the improvements.

Recently Issued Accounting Standards: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), which is effective for all business combinations after June 30, 2001, Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which is effective for fiscal years beginning after December 15, 2001, and Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which is effective for fiscal years beginning after December 15, 2001. SFAS 141 requires that companies use the purchase method of accounting for all business combinations initiated after June 30, 2001 and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS 142 addresses the initial recognition and measurement of intangible assets acquired outside a business combination and the recognition and measurement of goodwill and other intangible assets subsequent to acquisition. SFAS 143 requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. SFAS 144 requires that one accounting model be used for the long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions and resolves implementation issues. The Company has reviewed the impact of the implementation of SFAS 142, 143 and 144, and their adoption will not have a material effect on the Company's financial position or results of operations.

3. Real Estate Held for Development and Sale:

Interest capitalized in real estate held for development and sale was $14,849,000 and $11,485,000 at December 31, 2001 and 2000, respectively.
Interest incurred and capitalized was $3,365,000, $3,626,000 and $1,386,000 for the three years ended December 31, 2001, 2000 and 1999, respectively. All real estate is pledged as collateral for the notes payable to trust deed holders described in footnote 5, below.

4. Investments:

Investments consist of accrued interest receivable of $2,000 and a certificate of deposit that is being held to maturity, which is February 2002, and has a carrying and fair value of approximately $273,000. The certificate of deposit serves as collateral relating to an outstanding letter of credit that is described in footnote 7, below.

5. Notes Payable to Trust Deed Holders:

Notes payable consists of non-recourse promissory notes that mature on December 31, 2010, accrue interest at 8%, compounded annually, and are collateralized by the Company's land. The sum of all payments made under these notes, whether denominated as interest, principal or otherwise, cannot exceed approximately $42,100,000. As of December 31, 2001, minimum annual payments of $919,000 are required. In addition, when a lot is to be sold, a specified amount is required to be paid to the note holder in order to obtain a release of their security interest in the land. Such amount is specified in the note agreements and takes into consideration prior note payments. As of December 31, 2001, $18,133,000 of payments have been made.

The notes were recorded at fair value at the date of acquisition in 1994 based on the present value of forecasted cash flow of San Elijo Hills utilizing a 10% discount rate. The activity for the years ended December 31, 2001, 2000 and 1999 is as follows:


                                               2001                  2000               1999
                                               ----                  ----               ----

Balance at January 1                      $ 14,167,000           $13,716,000         $16,830,000
Principal payments                          (1,630,000)              (16,000)         (4,075,000)
Interest added to principal                    645,000               467,000             961,000
                                           -----------           -----------         -----------
Balance at December 31                     $13,182,000           $14,167,000         $13,716,000
                                           ===========           ===========         ===========

At the end of each reporting period, the carrying amounts of the notes are compared to the present value based on the latest forecasted cash flow of San Elijo Hills. The difference is amortized prospectively using the effective interest rate method. The effective interest rates were 20.2%, 25.4% and 26.5% for 2001, 2000 and 1999, respectively.

Based on the Company's cash flow forecast, the expected repayments which will be allocated to principal are as follows: 2002 - $905,000; 2003 - $2,329,000; 2004
- $158,000; 2005 - $5,525,000; 2006 - $4,596,000; thereafter - $1,100,000.

6. Income Taxes:

At December 31, the net deferred tax asset consisted of the following:

                                   2001                    2000
                                   ----                    ----
Land and real estate            $9,360,000              $12,329,000
Other                              (11,000)                  (4,000)
                                ----------              -----------
                                $9,349,000              $12,325,000
                                ==========              ===========


The Company is included in the consolidated federal income tax return of Leucadia. Under the terms of the tax sharing agreement between the Company and Leucadia, the Company and each of its subsidiaries computes its tax provision on a separate return basis and is either charged its share of federal income tax resulting from its taxable income or is credited for tax benefits resulting from its losses when it uses the losses on a separate return basis. Income taxes payable primarily represents amounts due to Leucadia under the tax sharing agreement.

As mentioned above, the Company and each of its subsidiaries calculate its current tax payable on a separate company basis, and pay such amount to Leucadia. Under SFAS 109, "Accounting for Income Taxes," the Company is required to calculate its annual tax provision on a consolidated basis, resulting in a different current provision for financial reporting purposes, with any adjustments reflected directly as equity transactions. As a result, the Company has recorded credits (charges) to additional paid-in capital of $1,930,000, $1,942,000 and ($2,303,000) for the years ended December 31, 2001, 2000 and
1999, respectively, for these adjustments.

7. Commitments and Contingencies:

Through a majority-owned subsidiary, the Company entered into a non-cancelable operating lease for its office space. This lease will expire in February 2005, subject to an option to extend for an additional four years. In 2001, the base rent, which escalates 4% each year, was approximately $230,000. However, the Company has entered into sublease agreements with Leucadia and HomeFed for the entire amount of the lease space and costs, including furnishings.

In connection with the development of San Elijo Hills, the Company has provided a letter of credit for approximately $273,000. The letter of credit is collateralized by a certificate of deposit for the same amount that is being held to maturity, which is February 2002.

The Company is required to obtain infrastructure improvement bonds primarily for the benefit of the City of San Marcos prior to the beginning of lot construction work and warranty bonds upon completion of such improvements. These bonds provide funds primarily to the City in the event the Company is unable or unwilling to complete certain infrastructure improvements in the San Elijo Hills project. Leucadia has obtained these bonds on behalf of the Company, and the Company is responsible for paying all third party fees related to obtaining the bonds. Should the City or others draw on the bonds for any reason, one of the Company's subsidiaries would be obligated to reimburse Leucadia for the amount drawn. As of December 31, 2001, the amount of outstanding bonds was approximately $47,201,000.

In order for the Company to sell the next phase of the San Elijo Hills project, improvements to certain off site roads need to be under construction. The construction of certain of these improvements requires environmental permits prior to the commencement of construction. Although the Company has been informed that these permits will be obtained and will not materially delay the project, the actual timing of the receipt of these permits is uncertain.

8. Minority Interests:

The Company owns 80% of the common stock of CDS Devco, Inc. ("Devco"), which in turns owns 85% of the common stock of San Elijo Ranch, Inc., ("SERI"). Pursuant to a stockholders' agreement with the holder of the minority interest in Devco, the Company is entitled to a 15% return on all funds advanced to Devco, compounded annually, plus the return of its capital (an aggregate of $38,975,000 as of December 31, 2001), prior to the payment of any amounts to the minority shareholder. Once those amounts have been paid, the minority shareholder is entitled to 20% of future cash flows, if any, distributed to shareholders. Amounts paid to HomeFed as a success fee (see footnote 9, below) are not treated as an expense for purposes of determining any amounts that may be distributable to the minority shareholder. As of December 31, 2001, no amounts have been accrued for the Devco minority interest.

Pursuant to a stockholders' agreement with the holders of the minority interests in SERI, Devco loans funds to SERI and charges a 12% annual rate. Once this loan is fully repaid ($16,695,000 due as of December 31, 2001) the minority shareholders of SERI are entitled to 15% of future cash flows, if any, distributed to shareholders. Amounts paid to HomeFed as a success fee are not treated as an expense for purposes of determining any amounts that may be distributable to the minority shareholders. As of December 31, 2001, $2,337,000 has been accrued for the SERI minority interest. The minority shareholders of SERI are also the holders of the notes pursuant to the trust deeds discussed in footnote 5, above.


9. Development Management Agreement:

In August 1998, the Company's majority-owned subsidiary entered into a Development Management Agreement ("Development Agreement") with HomeFed to develop San Elijo Hills. The Development Agreement provides that HomeFed will act as the development manager with responsibility for the overall management of San Elijo Hills, including arranging financing, coordinating marketing and sales activity, and acting as the construction manager. The Development Agreement provides for HomeFed to receive fees based on the overall profitability of the project ("success fee"), and certain other fees for field overhead, management and marketing services ("development management fees"), which are calculated based on the project's gross revenues, as defined in the Development Agreement. Field overhead and project management fees are equal to an aggregate of 5.72% of the project gross revenues, while the marketing and advertising fees equals 1.5% of the project's gross revenues, less any marketing and advertising costs incurred by SERI. The Company incurred development management fees of $4,775,000, $2,892,000 and $0 for the years ended December 31, 2001, 2000 and
1999, respectively.

Success fees are based on the project's net cash flow, and are designed to provide an incentive to HomeFed to maximize the profitability of the project. To determine "net cash flow" for purposes of calculating the success fee, all cash expenditures of the project will be deducted from total revenues of the project. Examples of "expenditures" for these purposes include land development costs, current period operating costs, and indebtedness, either collateralized by the project (which cannot exceed $23,959,000, the balance at December 31, 2001, including interest), or owed by SERI to Leucadia ($16,695,000 at December 31,
2001) collectively, "Indebtedness". As a success fee, HomeFed is entitled to receive payments out of net cash flow, if any, up to the aggregate amount of the Indebtedness (as of the date the Development Agreement was signed). The balance of the net cash flow, if any, will be paid to HomeFed and the Company in equal amounts. However, the amount of the success fee cannot be more than 68% of net cash flow minus the amount of the Indebtedness.

The Development Agreement does not provide for a fixed date when success fees are to be paid. It is payable by SERI when, in its reasonable judgment, it has sufficient funds, after providing for reserves for potential liabilities, to make payments in light of the then existing and reasonably anticipated future expenses and liabilities relating to the project. No success fees have been paid to date. However, SERI has accrued a success fee based on the results to date. The Company accrued success fees of $6,241,000, $0 and $0 for the years ended December 31, 2001, 2000 and 1999, respectively, which are included in other liabilities in the consolidated balance sheets.

The Development Agreement is terminable by either SERI or HomeFed. In a termination, HomeFed would receive the accrued but unpaid portion of the development management fees, and may be entitled to a success fee as described below. The accrued development management fees will only include the fee for sales that have already closed escrow or that are in escrow for sale on the termination date and actually close pursuant to such escrow within 120 days after the termination date. The Development Agreement provides that SERI will make a reasonable determination of the amount of the success fee payable with respect to such sales that have closed on or before 120 days after the termination date based upon SERI's reasonable estimates of the then existing net cash flow minus the amount of the Indebtedness.

10. Litigation:

The Company is subject to various litigation that arises in the course of its business. Based on discussions with counsel, management is of the opinion that such litigation will have no material adverse effect on the consolidated financial position of the Company or its consolidated results of operations or liquidity.

11. Event Subsequent To Balance Sheet Date:

On October 21, 2002, Leucadia sold 100% of the common stock of the Company to HomeFed for total consideration of $25,000,000.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
September 30, 2002
(Dollars in thousands, except par value)
(Unaudited)



ASSETS
Land and real estate held for development and sale                              $44,736
Cash                                                                             23,200
Investments                                                                         275
Deposits and other assets                                                         1,333
Property, equipment and leasehold improvements                                    2,247
Deferred income taxes                                                             9,262
                                                                                -------

TOTAL                                                                           $81,053
                                                                                =======

LIABILITIES
Notes payable to trust deed holders                                             $12,954
Deferred revenue                                                                 16,998
Income taxes payable                                                              2,548
Other liabilities                                                                13,305
Accounts payable and accrued liabilities                                          3,187
                                                                                -------

      Total liabilities                                                          48,992
                                                                                -------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                                 2,750
                                                                                -------
STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 1,000 shares authorized and outstanding              --
Additional paid-in capital                                                       28,971
Retained earnings                                                                   340
                                                                                -------

      Total stockholders' equity                                                 29,311
                                                                                -------

TOTAL                                                                           $81,053
                                                                                =======





              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
For the nine month periods ended September 30, 2002 and 2001
(In thousands)
(Unaudited)


                                                                           2002                    2001
                                                                           ----                    ----

REVENUES
Sales of real estate                                                    $ 24,661                 $ 54,273
                                                                        --------                 --------

EXPENSES
Cost of sales                                                             22,537                   33,838
General and administrative expenses                                        1,623                    2,558
                                                                        --------                 --------
                                                                          24,160                   36,396
                                                                        --------                 --------

Income from operations                                                       501                   17,877

Other income, net                                                            674                      802
                                                                        --------                 --------

Income before income taxes and minority interest                           1,175                   18,679
                                                                        --------                 --------
Income tax provision:
   Current                                                                  (334)                  (3,550)
   Deferred                                                                  (88)                  (2,989)
                                                                        --------                 --------
                                                                            (422)                  (6,539)
                                                                        --------                 --------
Income before minority interest                                              753                   12,140
Minority interest                                                           (413)                  (1,324)
                                                                        --------                 --------

Net income                                                              $    340                 $ 10,816
                                                                        ========                 ========








              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS HOLDING CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the nine month periods ended September 30, 2002 and 2001
(In thousands)
(Unaudited)





                                                                                    2002                 2001
                                                                                    ----                 ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $    340              $ 10,816
Adjustments to reconcile net income to net cash provided by
operating activities:
   Provision for deferred income taxes                                                88                 2,989
   Minority interest                                                                 413                 1,324
   Deferred revenue                                                                3,485                 3,139
   Depreciation of property, equipment and leasehold improvements                    210                   423
   Changes in operating assets and liabilities:
     Land and real estate held for development and sale                           13,715                13,801
     Deposits and other assets                                                      (829)                3,696
     Income taxes payable                                                            206                (4,902)
     Other liabilities                                                             6,617                (3,020)
     Accounts payable and accrued liabilities                                      1,094                (4,617)
                                                                                --------              --------

        Net cash provided by operating activities                                 25,339                23,649
                                                                                --------              --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property, equipment and leasehold improvements                                    (66)               (2,375)
                                                                                --------              --------
        Net cash used for investing activities                                       (66)               (2,375)
                                                                                --------              --------

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to Leucadia National Corporation                                    (3,174)              (13,548)
Payments to trust deed note holders                                                 (905)               (1,630)
                                                                                --------              --------
        Net cash used for financing activities                                    (4,079)              (15,178)
                                                                                --------              --------
NET INCREASE IN CASH                                                              21,194                 6,096

CASH, BEGINNING OF PERIOD                                                          2,006                    95
                                                                                --------              --------
CASH, END OF PERIOD                                                             $ 23,200              $  6,191
                                                                                ========              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest (net of amounts capitalized)                             $   --                $   --
                                                                                ========              ========

Cash paid for income taxes                                                      $    129              $  8,452
                                                                                ========              ========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

CDS Holding Corporation and Subsidiaries
Notes to Interim Consolidated Financial Statements


1. The unaudited interim consolidated financial statements, which reflect all adjustments (consisting only of normal recurring items) that management believes necessary for a fair statement of results of interim operations, should be read in conjunction with the Notes to Consolidated Financial Statements (including the Summary of Significant Accounting Policies) included in the Company's audited consolidated financial statements for the year ended December 31, 2001. Results of operations for interim periods are not necessarily indicative of annual results of operations.

2. Interest capitalized in real estate held for development and sale was $16,806,000 and $14,048,000 at September 30, 2002 and 2001, respectively.
     For the nine months ended September 30, 2002 and 2001, interest incurred and capitalized was $1,957,000 and $2,564,000, respectively.

3. For the nine months ended September 30, 2002 and 2001, the activity related to the notes payable to trust deed holders was as follows:


                                                 2002               2001
                                                 ----               ----

         Balance at January 1                 $13,182,000        $14,167,000
         Principal payments                      (905,000)        (1,630,000)
         Interest added to principal              677,000            479,000
                                              -----------        -----------
         Balance at September 30              $12,954,000        $13,016,000
                                              ===========        ===========

     The effective interest rates were 20.6% and 25.4% for the nine month periods ended September 30, 2002 and 2001, respectively.

4. In connection with the Development Agreement, for the nine month period ended September 30, 2002, the Company expensed $1,610,000 and $6,225,000, respectively for development management fees and for success fees. For the nine month period ended September 30, 2001, the Company expensed $3,274,000 and $0, respectively for development management fees and for success fees. No success fees have been paid to date. At September 30, 2002, included in other liabilities in the consolidated balance sheet is $12,466,000 for accrued success fees.

5. For the nine month period ended September 30, 2002, additional paid-in capital was reduced by $3,956,000, consisting of cash distributions to Leucadia of $3,174,000 and adjustments related to the tax sharing agreement of $782,000.

6. On October 21, 2002, Leucadia sold 100% of the common stock of the Company to HomeFed for total consideration of $25,000,000.

HomeFed Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2002
(In thousands)



                                                                                    CDS
                                                                                  Prior to          Pro Forma       Pro Forma As
                                                                 Historical     Acquisition        Adjustments         Adjusted
                                                                 ----------     -----------        -----------         --------


Assets
Land and real estate held for development and sale               $  24,548       $ 44,736          $(38,199)  (c)      $ 31,085
Cash and cash equivalents                                            3,367         23,200            (3,103)  (a)        23,464
Investments                                                           --              275               --                  275
Deposits and other assets                                              454          1,333                63   (c)         1,850
Property, equipment and leasehold improvements                        --            2,247            (2,171)  (c)            76
Defered income taxes                                                  --            9,262            26,213   (c)        35,475
                                                                 ---------       --------          --------            --------
Total                                                            $  28,369       $ 81,053          $(17,197)           $ 92,225
                                                                 =========       ========          ========            ========

Liabilities
Note payable to Leucadia Financial Corporation                   $  23,366       $   --            $   --              $ 23,366
Notes payable to trust deed holders                                  --            12,954             4,560   (c)        17,514
Credit agreement with Leucadia Financial Corporation                   650            --                --                  650
Deferred revenue                                                     --            16,998            (3,980)  (e)        13,018
Accounts payable and accrued liabilities                             1,536          3,187              --                 4,723
Liability for environmental remediation                             10,876            --               --                10,876
Income taxes payable                                                 --             2,548              --                 2,548
Other liabilities                                                    --            13,305           (12,466)  (d)           839
                                                                 ---------       --------          --------            --------
Total liabilities                                                   36,428         48,992           (11,886)             73,534
                                                                 ---------       --------          --------            --------

Minority interest                                                   13,958          2,750             --                 16,708
                                                                 ---------       --------          --------            --------


Stockholders' (Deficit) Equity
Common stock                                                           568            --                247  (b)            815
Additional paid-in capital                                         355,418         28,971            23,753  (b)        379,171
                                                                                                    (28,971) (f)
Deferred compensation pursuant to stock incentive plans               (174)           --               --                  (174)
Accumulated earnings (deficit)                                    (377,829)          340               (340) (f)       (377,829)
                                                                 ---------       --------          --------            --------
Total stockholders' (deficit) equity                               (22,017)        29,311            (5,311)              1,983
                                                                 ---------       --------          --------            --------
Total                                                            $  28,369       $ 81,053          $(17,197)           $ 92,225
                                                                 =========       ========          ========            ========



HomeFed Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2001
(In thousands, except per share amounts)


                                                                                           CDS
                                                                                        Prior to        Pro Forma      Pro Forma As
                                                                       Historical      Acquisition     Adjustments       Adjusted
                                                                       ----------      -----------     -----------       --------

Revenues
Sales of real estate                                                   $   --          $ 80,721         $    --            $ 80,721
Fee income from San Elijo Hills                                           5,803           --              (4,775) (g)         1,028
Income from options on real estate properties                               720           --                 --                 720
                                                                       --------        --------         --------           --------
                                                                          6,523          80,721           (4,775)            82,469
                                                                       --------        --------         --------           --------

Expenses
Cost of sales                                                              --            57,663           (4,775) (g)        46,647
                                                                                                          (6,241) (h)
Interest expense relating to Leucadia Financial Corporation               2,646          --                 --                2,646
General and administrative expenses                                       4,184           3,178             (432) (i)         6,930
Administrative services fees to Leucadia Financial Corporation              107          --                 --                  107
                                                                       --------        --------         --------           --------
                                                                          6,937          60,841          (11,448)            56,330
                                                                       --------        --------         --------           --------

Income (loss) from operations                                              (414)         19,880            6,673             26,139
Other income, net                                                           704             949             --                1,653
                                                                       --------       ---------         --------           --------
Income (loss) before income taxes and minority interest                     290          20,829            6,673             27,792
Income taxes                                                               (667)         (7,291)          (1,992) (j)        (9,950)
                                                                       --------        --------         --------           --------
Income (loss) before minority interest                                     (377)         13,538            4,681             17,842
Minority interest                                                        (1,000)         (2,337)            --               (3,337)
                                                                       --------        --------         --------           --------
Net income (loss)                                                      $ (1,377)       $ 11,201         $  4,681           $ 14,505
                                                                       ========        ========         ========           ========


Basic earnings (loss) per common share                                 $  (0.02)                                           $   0.18
Number of shares in calculation                                          56,808                           24,742  (k)        81,550

Diluted earnings (loss) per common share                               $  (0.02)                                           $   0.18
Number of shares in calculation                                          56,808                           25,102  (k)        81,910




HomeFed Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2002
(In thousands, except per share amounts)


                                                                                           CDS
                                                                                        Prior to        Pro Forma      Pro Forma As
                                                                       Historical      Acquisition     Adjustments       Adjusted
                                                                       ----------      -----------     -----------       --------


Revenues
Sales of real estate                                                   $  4,285        $ 24,661         $    --            $ 28,946
Fee income from San Elijo Hills                                           3,106           --              (1,610) (g)         1,496
Income from options on real estate properties                               300           --                 --                 300
                                                                       --------        --------         --------           --------
                                                                          7,691          24,661           (1,610)            30,742
                                                                       --------        --------         --------           --------

Expenses
Cost of sales                                                               809          22,537           (1,610) (g)        15,511
                                                                                                          (6,225) (h)
Provision for environmental remediation                                  11,160          --                 --               11,160
Interest expense relating to Leucadia Financial Corporation               2,079          --                 --                2,079
General and administrative expenses                                       3,472           1,623             (140) (i)         4,955
Administrative services fees to Leucadia Financial Corporation               90          --                 --                   90
                                                                       --------       ---------         --------           --------
                                                                         17,610          24,160           (7,975)            33,795
                                                                       --------       ---------         --------           --------

Income (loss) from operations                                            (9,919)            501            6,365             (3,053)
Other income, net                                                           201             674             --                  875
                                                                       --------       ---------         --------           --------
Income (loss) before income taxes and minority interest                  (9,718)          1,175            6,365             (2,178)
Income taxes                                                                (69)           (422)           1,271 (j)            780
                                                                       --------        --------         --------           --------
Income (loss) before minority interest                                   (9,787)            753            7,636             (1,398)
Minority interest                                                          (750)           (413)            --               (1,163)
                                                                       --------        --------         --------           --------
Net income (loss)                                                      $(10,537)       $    340         $  7,636           $ (2,561)
                                                                       ========        ========         ========           ========


Basic earnings (loss) per common share                                 $  (0.19)                                           $  (0.03)
Number of shares in calculation                                          56,808                           24,742  (k)        81,550

Diluted earnings (loss) per common share                               $  (0.19)                                           $  (0.03)
Number of shares in calculation                                          56,808                           24,742  (k)        81,550




         Notes to Unaudited Pro Forma Consolidated Financial Statements

     The unaudited pro forma consolidated balance sheet as of September 30, 2002 reflects the adjustments necessary to record the Acquisition as though it had occurred on September 30, 2002.

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 2001 and the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2002 have been prepared assuming the Acquisition occurred on January 1, 2001 and reflect the effects of certain adjustments to the historical consolidated financial statements that result from the Acquisition.

     The method of accounting for the Acquisition is the purchase method. The Acquisition was funded through a cash payment of $1,000,000 from working capital and the issuance of 24,742,268 shares of the Company's common stock valued at $.97 per share. The aggregate purchase price of CDS was $25,000,000.

     The following notes pertain to the unaudited pro forma consolidated financial statements:

(a) Represents the portion of the purchase price funded through the Company's working capital ($1,000,000) and cash paid by CDS to Leucadia prior to the closing pursuant to the acquisition agreement ($2,103,000).

(b) Represents the portion of the purchase price funded through the issuance of the Company's common stock.

(c) Represents the preliminary adjustment to fair value and, for assets other than deferred income taxes, less the pro rata allocation of the excess of the fair value of the net assets acquired over the purchase price. The fair values of the assets acquired and notes payable to trust deed holders are primarily based upon independent third-party appraisals. The fair value of notes payable to trust deed holders is based upon the estimated future payments, discounted at 7%. The adjustment to the deferred tax asset includes approximately $17,000,000 of tax benefits relating to the Company's net operating loss carryforwards, which were not previously deemed to be more likely than not to be used, but which the Company now expects to use to offset the taxable income generated by CDS. The allocation of the purchase price to the Company's deferred tax assets, resulting from both the recognition of net operating loss carryforwards and temporary differences between the accounting and tax values of the acquired assets and liabilities, is the primary reason for the 85% reduction in the historical carrying amounts of CDS's land and real estate in the pro forma balance sheet.

(d) Represents the elimination of the accrued success fees recorded by CDS pursuant to the Development Agreement. In accordance with Staff Accounting Bulletin No. 101, the Company did not record a receivable for success fees in its historical financial statements, as none would have been contractually earned.

(e) Represents the adjustment necessary to reduce deferred revenue to the fair value of the obligations to complete certain real estate improvements.

(f) Represents the adjustment necessary to eliminate the historical paid-in capital and retained earnings of CDS.

(g) Represents the elimination of the development management fees recorded in connection with the Development Agreement between the Company and CDS. The Company has not adjusted the historical cost of sales of CDS for the reduction in the historical carrying amount of CDS's land and real estate described in (c) above because there is no factually supportable basis to amortize the adjustment due to CDS's irregular sales pattern. However, the Company does expect that its reported gross margin on sales of CDS's property will be significantly higher than CDS's historical gross margins, until such time as the property existing at the date of acquisition has been sold.

(h) As described in note (d) above, represents the elimination of the success fee expense recorded by CDS in connection with the Development Agreement. The Company did not record success fee income in its historical financial statements, as none would have been contractually earned.

(i) Represents the adjustment of depreciation expense related to the adjustment to fair value of property and equipment.

(j) Represents the pro forma adjustment to the provision for income taxes to reflect an effective rate of 35.8% for federal and state income taxes.

(k) For basic earnings and diluted earnings (loss) per common share, represents the number of shares issued in connection with the acquisition. In addition, for the year ended December 31, 2001, diluted earnings (loss) per common share includes approximately 360,000 shares issuable pursuant to options that were not included in the historical calculation as the result was antidilutive.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   HOMEFED CORPORATION




                                  By: /s/ Erin N. Ruhe
                                  ---------------------------------
                                  Erin N. Ruhe
                                  Vice President

Date:  January 3, 2003